Exhibit 99.1

Hercules Offshore Announces Receipt of Requisite Consents for Its Tender Offer and Consent Solicitation for Its 7.125% Senior Secured Notes due 2017

HOUSTON, March 26, 2014 /PRNewswire/ – Hercules Offshore, Inc. (Nasdaq: HERO) today announced that it had received, as of 5:00 p.m., New York City time, on March 25, 2014 (the “Consent Expiration”), tenders and consents from the holders of $220,072,000 in aggregate principal amount, or approximately 73.36%, of its outstanding $300,000,000 7.125% Senior Secured Notes due 2017 (the “Notes”) in connection with its previously announced cash tender offer and consent solicitation for the Notes, which commenced on March 12, 2014. Hercules Offshore accepted for purchase all Notes tendered prior to the Consent Expiration. In connection with the tender offer and related consent solicitation for the Notes, Hercules Offshore entered into a supplemental indenture to the indenture governing the Notes to, among other things, eliminate most of the restrictive covenants and certain event of default provisions in the indenture and provides for the release of liens on collateral securing the Notes and related amendments to the indenture. Notes tendered on or prior to the Consent Expiration may no longer be withdrawn. The settlement date for Notes tendered on or prior to the Consent Expiration was March 26, 2014.

The tender offer for the Notes is scheduled to expire at 11:59 p.m., New York City time, on April 9, 2014, unless extended or earlier terminated by Hercules Offshore (the “Expiration Time”). Notes tendered after the Consent Expiration but prior to the Expiration Time will not receive a consent payment, but will receive tender consideration of $1,051.19 per $1,000 principal amount of Notes accepted in the offer, plus accrued and unpaid interest up to, but not including, the date of payment for the Notes. The final settlement for the tender offer will be promptly after the Expiration Time and is expected to be on April 10, 2014, the next business day following the Expiration Time.

Any Notes not tendered and purchased pursuant to the tender offer will remain outstanding, and the holders thereof will be subject to the terms of the supplemental indenture although they did not consent to the amendments. However, Hercules Offshore intends to redeem all Notes that remain outstanding following the Expiration Time.

Hercules Offshore has engaged Deutsche Bank Securities Inc. to act as dealer manager and solicitation agent in connection with the tender offer. Questions regarding the tender offer may be directed to Deutsche Bank Securities, Inc., at (212) 250-7527 (collect) or (855) 287-1922 (US toll-free). Requests for documentation may be directed to D.F. King & Co., Inc., at (800) 488-8075 (US toll-free).

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The tender offer is being made solely pursuant to Hercules Offshore’s Offer to Purchase and Consent Solicitation Statement dated March 12, 2014, which sets forth the complete terms of the tender offer.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements give Hercules Offshore’s current expectations or forecasts of future events based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in Hercules Offshore’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although Hercules Offshore believes that the expectations reflected in these forward-looking statements are reasonable, Hercules Offshore cannot assure you that its expectations will prove correct. Forward-looking statements in this press release relate to, among other things, the consummation of the tender offer. Actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. The forward-looking statements speak only as of the date made and, other than as required by law, Hercules Offshore undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Hercules Offshore, Inc.

Son P. Vann, Vice President Investor Relations and Planning, 713-350-8508